Exhibit 5.1

November 28, 2017

CyrusOne LP and CyrusOne Finance Corp.
$700,000,000 Aggregate Principal Amount of 5.000% Senior Notes due 2024

$500,000,000 Aggregate Principal Amount of 5.375% Senior Notes due 2027

Form S-4 Registration Statement

Ladies and Gentlemen:

We have acted as counsel for CyrusOne LP, a Maryland limited partnership (“CyrusOne”), and CyrusOne Finance Corp., a Maryland corporation (“Finance” and, together with CyrusOne, the “Issuers”), in connection with the filing by the Issuers with the Securities and Exchange Commission (the “Commission”) of a registration statement on Form S-4, as amended (the “Registration Statement”) under the Securities Act of 1933, as amended (the “Act”), relating to the proposed issuance and offer to exchange (1) up to $700,000,000 aggregate principal amount of the Issuers’ 5.000% Senior Notes due 2024, which have been registered under the Act (the “Exchange 2024 Notes”) for a like aggregate principal amount of their outstanding 5.000% Senior Notes due 2024, which have certain transfer restrictions (the “Original 2024 Notes”), and (2) up to $500,000,000 aggregate principal amount of the Issuers’ 5.375% Senior Notes due 2027, which have been registered under the Act (the “Exchange 2027 Notes” and, together with the Exchange 2024 Notes, the “Exchange Notes”) for a like aggregate principal amount of their outstanding 5.375% Senior Notes due 2027, which have certain transfer restrictions (the “Original 2027 Notes” and, together with the Original 2024 Notes, the “Original Notes”). The Exchange 2024 Notes are to be issued pursuant to the indenture governing the Original 2024 Notes, dated as of March 17, 2017 (the “2024 Indenture”), among the Issuers, the guarantors party thereto and Wells Fargo Bank, N.A., as trustee (the “Trustee”). The Exchange 2027 Notes are to be issued pursuant to the indenture governing the Original 2027 Notes, dated as of March 17, 2017 (the “2027 Indenture” and, together with the 2024 Indenture, the “Indentures”), among the Issuers, the guarantors party thereto and the Trustee. The Exchange 2024 Notes and the Exchange 2027 Notes are to be guaranteed by the guarantors listed on Annex A hereto (the “Guarantors”) on the terms and subject to the conditions set forth in the applicable Indenture (the “2024 Guarantees” and the “2027 Guarantees”, respectively, and together, the “Guarantees”). Capitalized terms used herein without definition shall have the meanings ascribed to them in the applicable Indenture.

In that connection, we have examined originals, or copies certified or otherwise identified to our satisfaction, of such documents, corporate records and other instruments as we have deemed necessary or appropriate for the purposes of this opinion, including: (a) the Certificate of Incorporation and by-laws of CyrusOne TRS Inc., a Delaware corporation (“TRS”); (b) the Certificate of Formation and Amended and Restated Limited Liability Company Agreement of CyrusOne LLC, a Delaware limited liability company (formerly, CyrusOne Inc., “CO LLC”); (c) the Certificate of Formation and Limited Liability Company Operating Agreement of CyrusOne Foreign Holdings LLC, a Delaware limited liability company (“Foreign Holdings”); (d) the Certificate of Formation and Limited Liability Company Operating Agreement of Cervalis Holdings LLC, a Delaware limited liability company (“Cervalis Holdings”); (e) the Certificate of Formation and Eighth Amended and Restated Limited Liability Company Operating Agreement of Cervalis LLC, a Delaware limited liability company (“Cervalis”); (f) the Certificate of Formation and Amended and Restated Limited Liability Company Operating Agreement of CyrusOne-NC LLC, a Delaware limited liability company (formerly, Sentinel NC-1, LLC, “CO-NC”); (g) the Certificate of Formation and Third Amended and Restated Limited Liability Company Operating Agreement of CyrusOne-NJ LLC, a Delaware limited liability company (formerly, 800 Cottontail, LLC, “CO-NJ” and, together with TRS, CO LLC, Foreign Holdings, Cervalis Holdings, Cervalis and CO-NC, the “Delaware Guarantors”); (h) the resolutions adopted by the board of directors of CyrusOne Inc., a Maryland corporation, dated February 24, 2017 and the written consents adopted by the sole stockholder or member, as applicable, in the case of CO LLC, TRS, Foreign Holdings, Cervalis Holdings, Cervalis, CO-NC and CO-NJ, in each case dated as of March 1, 2017; (i) the resolutions adopted by the board of directors of CyrusOne Inc., a Maryland corporation, dated October 29, 2017 and the written consents adopted by the sole director or member, as applicable, of TRS, CO LLC, Foreign Holdings, Cervalis, Cervalis Holdings, CO-NC and CO-NJ, in each case, dated as of October 29, 2017; (j) the 2024 Indenture and the form of Note included therein; (k) the 2027 Indenture and the form of Note included therein; (l) the officers’ certificate of CyrusOne dated November 3, 2017 relating to the 2024 Notes; and (m) the officers’ certificate of CyrusOne dated November 3, 2017 relating to the 2027 Notes.

In expressing the opinions set forth herein, we have assumed with your consent and without independent investigation or verification, the genuineness of all signatures, the legal capacity and competency of all natural persons, the authenticity of all documents submitted to us as originals and the conformity to authentic original documents of all documents submitted to us as duplicates or copies. We have also assumed with your consent, that the Indentures (including the Guarantees therein) have been duly authorized, executed and delivered by the Issuers, the Guarantors (other than the Delaware Guarantors) and the Trustee and that the form of the Exchange Notes will conform to that included in the applicable Indenture.

Based on the foregoing and subject to the qualifications set forth herein, we are of opinion as follows:

1.              Assuming that the Exchange 2024 Notes have been duly authorized by the Issuers, the Exchange 2024 Notes, when executed and authenticated (including the due authentication of the Exchange 2024 Notes by the Trustee) in accordance with the provisions of the 2024 Indenture and issued and delivered in exchange for the Original 2024 Notes, will constitute legal, valid and binding obligations of the Issuers entitled to the benefits of the 2024 Indenture and enforceable against the Issuers in accordance with their terms (subject to applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and other similar laws affecting creditors’ rights generally from time to time in effect and to general principles of equity, including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing, regardless of whether considered in a proceeding in equity or at law).

2.              Assuming that the Exchange 2027 Notes have been duly authorized by the Issuers, the Exchange 2027 Notes, when executed and authenticated (including the due authentication of the Exchange 2027 Notes by the Trustee) in accordance with the provisions of the 2027 Indenture and issued and delivered in exchange for the Original 2027 Notes, will constitute legal, valid and binding obligations of the Issuers entitled to the benefits of the 2027 Indenture and enforceable against the Issuers in accordance with their terms (subject to applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and other similar laws affecting creditors’ rights generally from time to time in effect and to general principles of equity, including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing, regardless of whether considered in a proceeding in equity or at law).

3.              The 2024 Indenture (including the 2024 Guarantees therein) has been duly authorized, executed and delivered by each Delaware Guarantor and, assuming that the 2024 Indenture (including the 2024 Guarantees therein) has been duly authorized, executed and delivered by the Issuers, each other Guarantor and the Trustee, when the Exchange 2024 Notes are executed and authenticated (including the due authentication of the Exchange 2024 Notes by the Trustee) in accordance with the provisions of the 2024 Indenture and issued and delivered in exchange for the Original 2024 Notes, each 2024 Guarantee will constitute the legal, valid and binding obligation of the applicable Guarantor enforceable against such Guarantor in accordance with its terms (subject to applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and other similar laws affecting creditors’ rights generally from time to time in effect and to general principles of equity, including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing, regardless of whether considered in a proceeding in equity or at law).

4.              The 2027 Indenture (including the 2027 Guarantees therein) has been duly authorized, executed and delivered by each Delaware Guarantor and, assuming that the 2027 Indenture (including the 2027 Guarantees therein) has been duly authorized, executed and delivered by the Issuers, each other Guarantor and the Trustee, when the Exchange 2027 Notes are executed and authenticated (including the due authentication of the Exchange 2027 Notes by the Trustee) in accordance with the provisions of the 2027 Indenture and issued and delivered in exchange for the Original 2027 Notes, each 2027 Guarantee will constitute the legal, valid and binding obligation of the applicable Guarantor enforceable against such Guarantor in accordance with its terms (subject to applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and other similar laws affecting creditors’ rights generally from time to time in effect and to general principles of equity, including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing, regardless of whether considered in a proceeding in equity or at law).

We are admitted to practice in the State of New York, and we express no opinion as to matters governed by any laws other than the laws of the State of New York, the General Corporation Law of the State of Delaware, the Limited Liability Company Act of the State of Delaware and the Federal laws of the United States of America.  In particular, we do not purport to pass on any matter governed by the laws of the State of Maryland.

We hereby consent to the filing of this opinion with the Commission as Exhibit 5.1 to the Registration Statement. We also consent to the reference to our firm under the caption “Legal Matters” in the prospectus constituting a part of the Registration Statement. In giving such consent, we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission.

Very truly yours,

/s/ Cravath, Swaine & Moore LLP

CyrusOne LP and CyrusOne Finance Corp.
2101 Cedar Springs Road, Suite 900
Dallas, TX 75201

ANNEX A

Guarantors	State or Other Jurisdiction of Incorporation or Organization
CyrusOne Inc.	Maryland
CyrusOne GP	Maryland
CyrusOne Foreign Holdings LLC	Delaware
CyrusOne LLC	Delaware
CyrusOne TRS Inc.	Delaware
Cervalis Holdings LLC	Delaware
Cervalis LLC	Delaware
CyrusOne-NC LLC	Delaware
CyrusOne-NJ LLC	Delaware